UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2016

WNC Housing Tax Credit Fund VI, L.P., Series 6
 (Exact name of registrant as specified in its charter)

California	0-26869	33-0761578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17782 Sky Park Circle, Irvine, CA              92614
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (714) 662-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

As previously disclosed in the definitive consent solicitation materials filed by the registrant on May 13, 2016, the registrant has conducted a solicitation of consents from its security holders to a proposal.

The proposal entailed approval of the sale of the remaining investment assets of the Partnership. Majority approval for the proposal was received as of June 14, 2016.

The result of the solicitation for the proposal as of June 14, 2016 was as follows:

Security holders were entitled to one vote for each security held.

A total of 10,832.05 votes were received as of June 14, 2016 of which 10,201.05 (50.101% of the total outstanding) were in favor of the proposal, 297.00 (1.46% ) were in opposition, and 334.00 (1.64% ) were in abstention.

As stated above, the solicitation was conducted through written consents. No meeting of the registrant’s security holders was held.

Item 9.01.   Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 15, 2016	WNC Housing Tax Credit Fund VI, L.P., Series 6
By: /s/ MELANIE WENK
Name: Melanie Wenk
Title: Senior Vice President - Chief Financial Officer of WNC & Associates, Inc., General Partner of registrant